                                                                  EXHIBIT 10.116

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement (this "Agreement"), dated as of December 20, 2002, is entered into by and among LCOR Trumbull Management L.L.C. ("LCOR Trumbull"), LCOR Summit Management L.L.C. ("LCOR Summit"), LCOR Libertyville Management L.L.C. ("LCOR Libertyville"), LCOR Naperville Management L.L.C. ("LCOR Naperville"), Capital Senior Living Properties 4, Inc. ("Capital"), LCOR/JV Naperville SL L.L.C. ("Naperville"), LCOR/JV Trumbull SL LLC ("Trumbull"), LCOR/JV Summit SL L.L.C. ("Summit"), LCOR/JV Libertyville SL L.L.C. ("Libertyville") and PAMI Senior Living Inc. ("PAMI").

                                    Recitals

      WHEREAS, LCOR Naperville and PAMI Senior Living Inc. are the sole members of Naperville, a Delaware limited liability company, which is the owner of the property located at 504 North River Road, Naperville, Illinois and known as "Spring Meadows at Naperville" (the "Naperville Property");

      WHEREAS, LCOR Trumbull and PAMI are the sole members of Trumbull, a Delaware limited liability company, which is the owner of the property located at 6949 Main Street, Trumbull, Connecticut and known as "Spring Meadows at Trumbull" (the "Trumbull Property");

      WHEREAS, LCOR Summit and PAMI are the sole members of Summit, a Delaware limited liability company, which is the owner of the property located at 41 Springfield Avenue, Summit, New Jersey and known as "Spring Meadows at Summit" (the "Summit Property");

      WHEREAS, LCOR Libertyville and PAMI are the sole members of Libertyville, a Delaware limited liability company, which is the owner of the property located at 901 Florsheim Drive, Libertyville, Illinois and known as "Spring Meadows at LCOR Libertyville" (the "Libertyville Property");

      WHEREAS, Capital Senior Living, Inc. ("CSL") is currently the property manager for the Facilities (as hereinafter defined) under the Management Agreements (as hereinafter defined); and

      WHEREAS, Capital desires to purchase, on the terms and conditions hereinafter set forth, the following: (i) all of LCOR Naperville's membership interests in Naperville, (ii) all of LCOR Summit's membership interests in Summit, (iii) all of LCOR Trumbull's membership interests in Trumbull and (iv) all of LCOR Libertyville's membership interests in Libertyville.

Assignment and Assumption Agreement

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      "Affiliate" shall mean (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person in question, (ii) any Person owning or controlling directly or indirectly through one or more intermediaries 10% or more of the outstanding voting stock, partnership interests, member interests or other ownership interests of the Person in question, (iii) any officer, director or member of the Person in question, (iv) if such Person is an individual, any entity for which such Person acts as an officer, director, partner or member or
(v) any entity in which the Person in question, together with the members of his family (i.e., spouse, siblings, ancestors and lineal descendants) if the Person in question is an individual, owns, directly or indirectly through one or more intermediaries a beneficial interest of 10% or more. For purposes of this definition, "control" when used with respect to a Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Assignment and Assumption Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

      "Asset Management Agreements" shall mean those certain Asset Management Agreements between each of the Owner Entities and Senior Living L.L.C. dated on or about February 19, 1999 (with respect to Trumbull), March 1999 (with respect to Naperville), March 16, 1999 (with respect to Libertyville), and May 24, 1999 (with respect to Summit).

      "Business Days" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

      "Capital" shall mean Capital Senior Living Properties 4, Inc.

      "Capital Affiliate" shall mean an Affiliate of Capital.

      "Closing" has the meaning set forth in Section 2.1.

      "Closing Date" means the date specified in Section 2.1.

Assignment and Assumption Agreement

      "Construction Lender" shall mean Guaranty Bank, N.A., the current holder of the following construction loans: (i) the first mortgage loan in the original principal amount of $21,118,122 on the Naperville Property, (ii) the first mortgage loan in the original principal amount of $9,462,014 on the Summit Property, (iii) the first mortgage loan in the original principal amount of $17,732,537 on the Trumbull Property and (iv) the first mortgage loan in the original principal amount of $19,081,744 on the Libertyville Property.

      "Construction Records" has the meaning set forth in Section 10.3.

      "CSL" shall mean Capital Senior Living, Inc.

      "Development Agreements" shall mean, collectively, those certain Development Agreements between each of the Owner Entities and LCOR Operating Company LLC, dated on or about March 16, 1999 (with respect to Libertyville), May 24, 1999 (with respect to Summit), February 19, 1999 (with respect to Trumbull) and March 5, 1999 (with respect to Naperville).

      "Downs Third Party Claims" has the meaning set forth in Section 9.2.

      "Facilities" shall mean, collectively, the Naperville Property, the Summit Property, the Trumbull Property and the Libertyville Property.

      "General Closing Conditions" has the meaning set forth in Section 2.3.

      "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Governmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which any Facility is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Owner Entities or any Facility.

      "Guaranties" shall mean those documents listed on Exhibit A annexed hereto and made a part hereof.

      "Guarantors" shall mean, collectively, LCOR Inc., LCOR Investment Corporation, J. Patrick Armstrong, Kurt Eichler, Eric Eichler, R. William Hard, and Peter DiLullo.

      "Hazardous Materials" shall, mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976(42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any

Assignment and Assumption Agreement

"hazardous substance" as defined by the Comprehensive Environmental Response. Compensation and Liability Act of 1980(42 U.S.C. Section 9601, et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA") (including petroleum-based products as described therein); (iii) other petroleum and petroleum based products; (iv) asbestos in any quantity or form which would subject it to regulation under any applicable Hazardous Materials Law, (v) polychlorinated biphenyls; (vi) any substance, the presence of which in or on the Facility is prohibited by any Hazardous Materials Law; (vii) any "extremely hazardous substance" or "hazardous chemical" as those terms are defined in the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.) as amended from time to time, and regulations promulgated thereunder ("EPCRA"); (viii) any "chemical substance" as that term is defined in the Toxic Substance Control Act (15 U.S.C. Section 2601) as amended from time to time, and regulations promulgated thereunder ("TSCA"), (ix) any hazardous substance identified under the law of any state in which a Facility is located; and (x) any other substance which by any Hazardous Materials Law, requires special handling in its collection, storage, treatment, management or disposal, but excluding, cleaning, office supplies and other similar products used in connection with the routine conduct of business and for routine maintenance or repair of any Facility, provided such products are stored and used in compliance with Hazardous Materials Laws.

      "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials at any Facility, its soil, groundwater, air or other elements thereof, or the presence of Hazardous Materials at the buildings, facilities, soil, groundwater, air or other elements of any other property as a result of Hazardous Materials.

      "Hazardous Materials Laws" shall mean all Governmental Requirements, including, without limitation, RCRA and CERCLA, relating to of or otherwise regulating any Hazardous Materials relating to the removal or remediation of Hazardous Materials.

      "Hazardous Substance Activity" shall mean any actual, proposed, or threatened use, storage, holding, existence, location, or release, in each case in violation of Hazardous Materials Laws including, without limitation, any spilling, leaking (not to include oil, transmission, or other fluid leaks from automobiles), leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water, discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling, or transportation of any Hazardous Materials from, under, in, into, or on any Facility, including, without limitation, the movement or migration of any Hazardous Materials from surrounding property, surface water, groundwater or any body of water under, in, into, or any onto any Facility and any residual Hazardous Materials Contamination in, on, or under any Facility.

      "LCOR Entities" shall mean, collectively, LCOR Libertyville, LCOR Trumbull, LCOR Summit and LCOR Naperville (each, an "LCOR Entity").

      "LCOR Inc." shall mean LCOR Incorporated.

      "LCOR Libertyville" has the meaning set forth in the introductory paragraph.

Assignment and Assumption Agreement

      "LCOR Naperville" has the meaning set forth in the introductory paragraph.

      "LCOR Senior Living" shall mean LCOR Senior Living L.L.C.

      "LCOR Summit" has the meaning set forth in the introductory paragraph.

      "LCOR Trumbull" has the meaning set forth in the introductory paragraph.

      "Libertyville" has the meaning set forth in the introductory paragraph.

      "Libertyville Management Agreement" shall have the meaning set forth under the definition of Management Agreements.

      "Libertyville Member Loans" shall mean all of LCOR Libertyville's interest in its loans, if any, to Libertyville pursuant to the terms and conditions of the Libertyville Operating Agreement.

      "Libertyville MI" shall mean all of LCOR Libertyville's membership interest in Libertyville, including, but not limited to, LCOR Libertyville's rights in the capital, profits, losses, gains, distributions, Member Loans, or other economic interests of any type in or from Libertyville pursuant to the terms of the Libertyville Operating Agreement.

      "Libertyville Operating Agreement" shall mean that certain Third Amended and Restated Limited Liability Company Operating Agreement dated May 31, 2001 for LCOR/JV Libertyville SL L.L.C.

      "Libertyville Property" has the meaning set forth in the fourth Recital.

      "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest.

      "Management Agreements" shall mean, collectively, (i) that certain Management and Marketing Agreement entered into February 5, 1998 by and between LCOR Inc. (predecessor-in-interest to LCOR Naperville) and Capital with respect to the Naperville Property (the "Naperville Management Agreement"), (ii) that certain Management and Marketing Agreement entered into December 10, 1997 by and between LCOR Inc. (predecessor-in-interest to LCOR Trumbull) and Capital with respect to the Trumbull Property (the "Trumbull Management Agreement"), (iii) that certain Management and Marketing Agreement entered into December 10, 1997 by and between LCOR Inc. (predecessor-in-interest to LCOR Summit) and Capital with respect to the Summit Property (the "Summit Management Agreement") and (iv) that certain Management and Marketing Agreement entered into December 10, 1997 by and between LCOR Inc. (predecessor-in-interest to LCOR Libertyville) and Capital with respect to the Libertyville Property (the "Libertyville Management Agreement").

      "Member Loans" shall mean, collectively, the Libertyville Member Loans, the Naperville Member Loans, the Summit Member Loans and the Trumbull Member Loans.

Assignment and Assumption Agreement

      "Membership Interests" shall mean, collectively, the Trumbull MI, the Summit MI, the Naperville MI and the Libertyville MI, provided, however, that the Membership Interests shall exclude (i) all rights of LCOR Operating Company LLC to receive any fees pursuant to the Development Agreements, which Development Agreements are being terminated pursuant to the terms of this Agreement and (ii) all rights of LCOR Senior Living L.L.C. to receive any fees pursuant to the Asset Management Agreements, which Asset Management Agreements are being terminated pursuant to the terms of this Agreement.

      "Mezzanine Lender" shall mean Lehman Brothers Holdings Inc.

      "Naperville" has the meaning set forth in the introductory paragraph.

      "Naperville Management Agreement" has the meaning set forth under the definition of Management Agreements.

      "Naperville Member Loans" shall mean all of LCOR Naperville's interest in its loans, if any, to Naperville pursuant to the terms and conditions of the Naperville Operating Agreement.

      "Naperville MI" shall mean all of LCOR Naperville's membership interest in Naperville, including, but not limited to, LCOR Naperville's rights in the capital, profits, losses, gains, distributions, Member Loans, or other economic interests of any type in or from Naperville pursuant to the terms of the Naperville Operating Agreement.

      "Naperville Operating Agreement" shall mean that certain Third Amended and Restated Limited Liability Company Operating Agreement dated May 31, 2001 for LCOR/JV Naperville SL L.L.C.

      "Naperville Property" has the meaning set forth in the first Recital.

      "Operating Agreements" shall mean, collectively, the Naperville Operating Agreement, the Libertyville Operating Agreement, the Summit Operating Agreement and the Trumbull Operating Agreement.

      "OPCO" shall mean LCOR Operating Company LLC.

      "Owner Entities" shall mean, collectively, Libertyville, Trumbull, Summit and Naperville. Each of Libertyville, Trumbull, Summit and Naperville may be referred to individually as an "Owner Entity" and collectively as the "Owner Entities"

      "PAMI" has the meaning set forth in the first recital.

      "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Assignment and Assumption Agreement

      "Purchase Price" shall have the meaning set forth in Section 2.1.

      "Requirements of Law" means, as to any Person, any law, treaty, rule or regulation or determination of a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Spivack Claim" has the meaning set forth in Section 2.3(c).

      "Summit" has the meaning set forth in the introductory paragraph.

      "Summit Management Agreement" has the meaning set forth under the definition of Management Agreements.

      "Summit Member Loans" shall mean all of LCOR Summit's interest in its loans, if any, to Summit pursuant to the terms and conditions of the Summit Operating Agreement.

      "Summit MI" shall mean all of LCOR Summit's membership interest in Summit, including, but not limited to, LCOR Summit's rights in the capital, profits, losses, gains, distributions, Member Loans, or other economic interests of any type in or from Summit pursuant to the terms of the Summit Operating Agreement

      "Summit Operating Agreement" shall mean that certain Third Amended and Restated Limited Liability Company Operating Agreement dated May 31, 2001 for LCOR/JV Summit SL L.L.C.

      "Summit Property" has the meaning set forth in the third Recital.

      "Trumbull" has the meaning set forth in the introductory paragraph.

      "Trumbull Management Agreement" has the meaning set forth under the definition of Management Agreements.

      "Trumbull Member Loans" shall mean all of LCOR Trumbull's interest in its loans, if any, to Trumbull pursuant to the terms and conditions of the Trumbull Operating Agreement.

      "Trumbull MI" shall mean all of LCOR Trumbull's membership interest in Trumbull, including, but not limited to, LCOR Trumbull's rights in the capital, profits, losses, gains, distributions, Member Loans, or other economic interests of any type in or from Trumbull pursuant to the terms of the Trumbull Operating Agreement.

      "Trumbull Operating Agreement" shall mean that certain Third Amended and Restated Limited Liability Company Operating Agreement dated May 31, 2001 for LCOR/JV Trumbull SL L.L.C.

      "Trumbull Property" has the meaning set forth in the second Recital.

Assignment and Assumption Agreement

                                   ARTICLE 2

                                PURCHASE AND SALE

            2.1 Purchase Price and Closing. Subject to the terms and conditions set forth herein, the LCOR Entities agree that they shall sell to Capital, and Capital agrees that it will purchase, the Membership Interests and the Member Loans for a total Purchase Price, as allocated below, of $620,035.24, as follows
(i) LCOR Libertyville shall sell the Libertyville MI for a purchase price of $1 and the Libertyville Member Loans for a purchase price of $364,140.25 allocated as Purchase Price for the Libertyville Member Loans, (ii) LCOR Summit shall sell the Summit MI for a purchase price of $1 and the Summit Member Loans for a purchase price of $29,057.65 allocated as Purchase Price for the Summit Member Loans, (iii) LCOR Naperville shall sell the Naperville MI for a purchase price of $1 and the Naperville Member Loans for a purchase price of $226,832.34 allocated as Purchase Price for the Naperville Member Loans and (iv) LCOR Trumbull shall sell the Trumbull MI for a purchase price of $1 and the Trumbull Member Loans for a purchase price of $1 (the amounts to be paid pursuant to clauses (i)-(iv) are hereinafter referred to, collectively, as the "Purchase Price"). The closing of the purchase and sale of the Membership Interests hereunder (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement.

            2.2 Assignment of Membership Interests. Upon the terms and conditions herein set forth, each LCOR Entity shall assign and Capital shall purchase, acquire and accept from each LCOR Entity at the Closing, the Membership Interests of each such LCOR Entity, free and clear of all Liens other than the lien in favor of Lehman Brothers Holdings, Inc. or its successors ("LBHI"). Subject to the terms and conditions of this Agreement, in consideration of the assignment of the Membership Interests to Capital, Capital shall pay to each LCOR Entity the amount set forth opposite such LCOR Entity's name on Schedule 1 to this Agreement at the Closing, by wire transfer of immediately available funds to an account designated in a notice delivered to Capital not later than one Business Day prior to the Closing Date.

            2.3 General Conditions to Closing. The following events are conditions precedent to the LCOR Entities' obligation to sell the Membership Interests to Capital (such events are hereinafter referred to, collectively, as the "General Closing Conditions"):

            (a) Each Owner Entity shall have paid at or prior to Closing all invoiced service fees and out-of-pocket costs of Grace Management (the "Grace Payment") for services rendered and costs incurred by Grace Management through the Closing Date to prepare to manage the Facilities, to negotiate the proposed management agreements for the Facilities and in arranging the licensure, and for all related matters and shall have received a full release from Grace Management. No other obligations shall be owed by the Owner Entities to Grace Management; provided, however, that the LCOR Entities shall have presented to PAMI prior to Closing invoices or proofs of payment evidencing that such fees and costs have been incurred or paid; and further provided that in no event shall the fees and expenses to be paid to Grace Management by each Owner

Assignment and Assumption Agreement

Entity exceed $12,500. To the extent that an Owner Entity does not otherwise have sufficient available cash to make its share of the Grace Payment, PAMI shall contribute as a capital contribution to such Owner Entity the amount of cash so required.

            (b) The following transactions shall have occurred:

                  (i) PAMI shall have made capital contributions totaling $1,000,000 to the respective Owner Entities as follows: (1) $166,908.70 to Trumbull, (2) $342,933.15 to Naperville, (3) $180,296.14 to Summit and (4)
      $309,862.01 to Libertyville to fund the payments listed in Section 2.3(b)(ii) below.

                  (ii) OPCO shall have received the following payments of Developer's Fee totaling $1,000,000 under the Development Agreements: (1) $166,908.70 from Trumbull, (2) $) $342,933.15 from Naperville, (3)
      $180,296.14 from Summit and (4) $309,862.01 from Libertyville.

            (c) Each Owner Entity shall have paid at or prior to Closing all reasonable attorneys fees and costs, in an amount equal to $5,235.54 per Owner Entity, incurred by each Owner Entity to the Sperduto Law Firm for services during the period through the Closing Date, excluding services with respect to the Bonnie Spivack claim at the Trumbull Property (consisting generally of a housing discrimination complaint currently before the Connecticut Commission on Human Rights and Opportunities; the "Spivack Claim"). To the extent that an Owner Entity does not otherwise have sufficient available cash to make its share of such payment, PAMI shall contribute as a capital contribution to such Owner Entity the amount of cash so required.

            (d) The Guarantors shall have received full releases of all of their respective obligations under the Guaranties from the Construction Lender and the Mezzanine Lender, which releases shall be in form and substance acceptable to the Guarantors.

            (e) Each Owner Entity shall have paid $12,500 to LCOR Senior Living for the transition services provided by LCOR Senior Living and to be provided by it pursuant to Section 10.1. To the extent that an Owner Entity does not otherwise have sufficient available cash to make its share of such payment, PAMI shall contribute as a capital contribution to such Owner Entity the amount of cash so required.

                                   ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                               OF CAPITAL TO CLOSE

            The obligation of Capital to purchase the Membership Interests, to pay the Purchase Price at the Closing, and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

            3.1 Representations and Warranties True. The representations and warranties of the LCOR Entities contained in Article 6 hereof and of the Owner Entities

Assignment and Assumption Agreement

contained in Article 8 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

            3.2 Compliance with this Agreement. The LCOR Entities and the Owner Entities shall have performed and complied with all of their respective pre-closing obligations to Capital set forth or contemplated herein that are required to be performed or complied with by the LCOR Entities and the Owner Entities on or before the Closing Date.

            3.3 Assignment and Assumption Agreement. Each LCOR Entity shall have executed and delivered to Capital an Assignment (herein so called) in substantially the form annexed hereto as Exhibit C for the assignment of the respective Membership Interests owned by each LCOR Entity.

            3.4 LCOR Entity Documents. Each LCOR Entity shall have delivered to Capital (i) documents reasonably evidencing the authority of each LCOR Entity to enter into and consummate the transaction contemplated by this Agreement, (ii) a copy of the certificate of formation and operating agreement for each Owner Entity, including all amendments or corrections thereto certified by each LCOR Entity as the Managing Member of each Owner Entity thereof as true and correct as of the date of delivery, (iii) a certificate of the Managing Member of each LCOR Entity and each LCOR Affiliate certifying the names and signatures of the Managing Member of each LCOR Entity and each LCOR Affiliate authorized to sign this Agreement, the documents to which it is a party and the other documents to be delivered by each LCOR Entity and each LCOR Affiliate hereunder, and (iv) a good standing certificate for each such LCOR Entity and each such LCOR Affiliate.

            3.5 Approval of Counsel to Capital. All actions and proceedings hereunder and all documents required to be delivered by the LCOR Entities hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Jenkens & Gilchrist, counsel to Capital, as to their form and substance.

            3.6 Conditions Precedent. The General Closing Conditions shall have occurred.

                                   ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                          OF THE LCOR ENTITIES TO CLOSE

            The obligations of the LCOR Entities to sell the Membership Interests and to perform any of their respective other obligations hereunder, shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

            4.1 Representations and Warranties True. The representations and warranties of Capital contained in Article 7 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

            4.2 Compliance with this Agreement. Capital shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by Capital on or before the Closing Date.

            4.3 Approval of Counsel to the LCOR Entities. All actions and proceedings hereunder and all documents required to be delivered by Capital hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Salvo, Russell, Fichter & Landau, counsel to the LCOR entities, as to their form and substance.

            4.4 Assignment and Assumption Agreement. Capital shall have executed and delivered to the LCOR Entities an Assignment in substantially the form annexed hereto as Exhibit C for the assignment of the respective Membership Interests owned by each LCOR Entity.

            4.5 Capital Corporate Documents. Capital shall have delivered to the LCOR Entities (i) a certificate of the Secretary or an Assistant Secretary of Capital certifying the names and signatures of the officers of Capital authorized to sign this Agreement, the documents to which it is a party and the other documents to be delivered by Capital hereunder and (ii) a good standing certificate for Capital.

            4.6 Approval of Assignment of the Management Agreements. Capital shall have caused CSL to deliver a separate Consent and Ratification, dated as of the date hereof, by and among LCOR Inc., the Owner Entities, and Capital in the form attached as Exhibit D, whereby Capital (i)(a) consents to the assignment by LCOR Inc. of its interest in the Naperville Management Agreement to Naperville, (b) consents to the assignment by LCOR Inc. of its interest in the Trumbull Management Agreement to Trumbull, (c) consents to the assignment by LCOR Inc. of its interest in the Summit Management Agreement to Summit, and (d) consents to the assignment by LCOR Inc. of its interest in the Libertyville Management Agreement to Libertyville, and (ii) in each such Consent and Ratification described in (a)-(d) above, releases LCOR Inc. from any and all past, present or future obligations or liabilities under the Management Agreements.

Assignment and Assumption Agreement

            4.7 Payment of Purchase Price. At Closing, Capital shall pay to each LCOR Entity the amount set forth opposite such LCOR Entity's name on Schedule 1 to this Agreement.

            4.8 Conditions Precedent. The General Closing Conditions shall have occurred.

                                   ARTICLE 5

                         CONDITIONS TO THE OBLIGATION OF
                           THE OWNER ENTITIES TO CLOSE

            The obligation of the Owner Entities to consent to the sale by the LCOR Entities and purchase by Capital of the Membership Interests and to perform any of their respective obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

            5.1 Representations and Warranties True. The representations and warranties of the LCOR Entities in Article 6 hereof and the representations and warranties of Capital contained in Article 7 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

            5.2 Compliance with this Agreement. The LCOR Entities and Capital shall have performed and complied with all of their respective pre-closing obligations to the Owner Entities set forth or contemplated herein that are required to be performed or complied with by the LCOR Entities and/or Capital on or before the Closing Date.

            5.3 Approval of Counsel to Owner Entities. All actions and proceedings hereunder and all documents required to be delivered by the LCOR Entities or Capital hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to the Owner Entities.

            5.4 Conditions Precedent. The General Closing Conditions shall have occurred.

                                   ARTICLE 6

                               REPRESENTATIONS AND
                         WARRANTIES OF THE LCOR ENTITIES

            Each of the LCOR Entities makes the following representations and warranties to Capital and the Owner Entities with respect to itself:

            6.1 Title to the Membership Interests. (i) LCOR Naperville is the owner of the Naperville MI, free and clear of any Lien other than the lien in favor of LBHI

Assignment and Assumption Agreement

referenced in Section 2.2, (ii) LCOR Summit is the owner of the Summit MI, free and clear of any Lien other than the lien in favor of LBHI referenced in Section 2.2, (iii) LCOR Trumbull is the owner of the Trumbull MI, free and clear of any Lien other than the lien in favor of LBHI referenced in Section 2.2 and (iv) LCOR Libertyville is the owner of the Libertyville MI, free and clear of any Lien other than the lien in favor of LBHI referenced in Section 2.2. Attached hereto as Schedule 2 is a list of the current capital account balances and Member Loans (principal and interest) for each LCOR Entity.

            6.2 Authority to Execute and Perform Agreement. Each of the LCOR Entities (i) is a duly formed and validly existing Delaware limited liability company, (ii) has all requisite authorizations to enter into this Agreement and to consummate the transactions contemplated hereby and (iii) confirms that the party executing this Agreement on behalf of each LCOR Entity is duly authorized to so do.

            6.3 No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any of the LCOR Entities' organizing documents, any agreement of any LCOR Entity or any instrument to which any LCOR Entity is a party or by which any LCOR Entity is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

            6.4 Litigation. Except as otherwise set forth on Exhibit B attached hereto, to the best of the knowledge and belief of each LCOR Entity, there are no actions, suits or proceedings pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against the Owner Entities.

            6.5 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Membership Interests contemplated hereby based on any agreement, arrangement or understanding with any of the LCOR Entities, or any action taken by any such entity.

            6.6 Bankruptcy. Each of the LCOR Entities is not the subject of any involuntary proceeding for the dissolution or liquidation thereof.

            6.7 Survival of Representations. All representations and warranties made in this Article 6 shall terminate one (1) year after the Closing Date, unless a written claim for breach thereof is delivered to the LCOR Entities by Capital or the Owner Entities on or before such one (1) year anniversary. Notwithstanding anything to the contrary, no representation, warranty, covenant or agreement made in this Agreement by any LCOR Entity shall (a) survive the Closing with respect to Capital to the extent of any matters actually known to Capital to be untrue or incorrect and of which the LCOR Entities are not notified by Capital in writing prior to or at the Closing, or (b) survive the Closing with respect to the Owner Entities to the extent of any matters actually known to the Owner Entities to be untrue or incorrect and of which the LCOR Entities are not notified

Assignment and Assumption Agreement

by the Owner Entities in writing prior to or at the Closing; provided, however, that Capital and the Owner Entities acknowledge that each LCOR Entity shall be solely liable for any misrepresentation or breach of warranty by such LCOR Entity and that Capital and the Owner Entities shall proceed solely against such LCOR Entity who has made such misrepresentation or breach of warranty and not against the other LCOR Entities in any action or suit commenced by Capital and the Owner Entities.

                                   ARTICLE 7

                               REPRESENTATIONS AND
                              WARRANTIES OF CAPITAL

            Capital hereby represents and warrants to the LCOR Entities and to the Owner Entities as follows:

            7.1 Authorization. Capital (i) is a duly formed and validly existing corporation of the State of Delaware, (ii) has all requisite authorizations to enter into this Agreement and to consummate the transactions contemplated hereby and (iii) confirms that the individuals executing this Agreement on behalf of Capital and the Capital Affiliates are duly authorized to so do.

            7.2 No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, Capital's organizing documents, any agreement of Capital or any instrument to which Capital is a party or by which Capital is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

            7.3 Bankruptcy. Capital is not the subject of any involuntary proceeding for the dissolution or liquidation thereof.

            7.4 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Membership Interests contemplated hereby based on any agreement, arrangement or understanding with Capital or any action taken by Capital.

            7.5 Survival of Representations. All representations and warranties made in this Article 7 shall terminate one (1) year after the Closing Date, unless a written claim for breach thereof is delivered to Capital by one or more of the LCOR Entities or Owner Entities on or before such one (1) year anniversary. Notwithstanding anything to the contrary, no representation, warranty, covenant or agreement made in this Agreement by Capital shall (a) survive the Closing with respect to the LCOR Entities to the extent of any matters actually known to the LCOR Entities to be untrue or incorrect and of which Capital is not notified by the LCOR Entities prior to or at the Closing or
(b) survive the

Assignment and Assumption Agreement

Closing with respect to the Owner Entities relative to any matters actually known to the Owner Entities to be untrue or incorrect and of which Capital is not notified by the Owner Entities prior to or at the Closing.

                                   ARTICLE 8

                               REPRESENTATIONS AND
                        WARRANTIES OF THE OWNER ENTITIES

            Each of the Owner Entities makes the following representations and warranties to Capital and to the LCOR Entities with respect to itself:

            8.1 Authorization. Each of the Owner Entities (i) is a duly formed and validly existing Delaware limited liability company, (ii) has all requisite authorizations to enter into this Agreement and to consummate the transactions contemplated hereby, (iii) confirms that the party executing this Agreement on behalf of each Owner Entity is duly authorized to so do and (iv) has all requisite power and authority to own and lease its properties and to carry on its business as it is currently being operated and in the places where the properties owner by the Owner Entities are owned or leased and such business is conducted.

            8.2 No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or create any rights of termination, cancellation or acceleration in any person under, any of the Owner Entities' organizing documents, any agreement of any Owner Entity or any instrument to which any Owner Entity is a party or by which any Owner Entity is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

            8.3 Bankruptcy. Each of the Owner Entities is not the subject of any involuntary proceeding for the dissolution or liquidation thereof.

            8.4 Litigation. Except as otherwise set forth on Exhibit B attached hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Owner Entities, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Owner Entities.

            8.5 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Membership Interests contemplated hereby based on any agreement, arrangement or understanding with the Owner Entities or any action taken by any of the Owner Entities.

            8.6 Zoning. The Owner Entities have not received any written notice of a violation by any of the Facilities of any applicable zoning ordinances, rules and

Assignment and Assumption Agreement

regulations, deed restrictions, restrictive covenants, building codes or any other land use controls to which each of the Facilities is subject.

            8.7 True and Correct Copies. The documents provided to Capital by the Owner Entities are true, correct and, to the extent they purport to be complete, complete copies.

            8.8 Financial Information. To the best knowledge and belief of each of the Owner Entities, there exists no material liabilities or obligations affecting the Facilities or the operation thereof except for the following: (i) those relating to Litigation and other items disclosed on Exhibit B attached hereto, (ii) liens in favor of LBHI referenced in Section 2.2 and liens in favor of Guaranty Bank, F.S.B., (iii) personnel costs and other expenses incurred by Capital Senior Living, Inc. on behalf of the Facilities pursuant to the existing Management and Marketing Agreements and (iv) those incurred by the Owner Entities in the ordinary course of their businesses.

            8.9 Employment Arrangements. Each of the Owner Entities has no employees. There exist no union contracts, collective bargaining agreements, employment contracts, employee benefit plans or arrangements, or similar contracts or agreements, oral or written, of the Owner Entities.

            8.10 Governmental Action. The Owner Entities have not received any written notice of any change in, nor to the knowledge of the Owner Entities, is any change contemplated in, any Governmental Requirements applicable to any Facility or the Owner Entities; and, except as disclosed on Exhibit B, the Owner Entities have not received any written notice of any unresolved judicial or administrative action applicable to any of the Facilities or any action by adjacent landowners affecting any of the Facilities, which in any such case has not been disclosed in writing to Capital and which would materially prevent, limit, impede or render more costly the use of such Facility as it is presently being used.

            8.11 Defects: Violations: Condemnation Proceedings. To the knowledge of the Owner Entities, the Owner Entities have not received, with respect to any of the Facilities, any written notice from any insurance company agency or any other party of, nor, to the knowledge of the Owner Entities, are there any facts or circumstances which give rise to, (i) any condition, defect, or inadequacy affecting the Facilities that, if not corrected, would result in termination of insurance coverage or increase its cost, (ii) any violation of any restrictive covenant or deed restriction affecting the Facilities, (iii) any pending or threatened condemnation proceedings or (iv) any proceedings that could or would cause the change or other modification of the zoning classification or other legal requirements, applicable to any of the Facilities or any part thereof. To the knowledge of the Owner Entities, there does not exist any court order or any restriction or restrictive covenant (recorded or otherwise) or other private or public limitation which might affect adversely the use of the Facilities as they are presently being used except as set forth in the Owner Entities title policies.

Assignment and Assumption Agreement

            8.12 Mechanic's Liens. As of the date of this Agreement, there are no current mechanics' or materialmen's liens against any of the Facilities except as disclosed on Exhibit B.

            8.13 Utilities. To the knowledge of the Owner Entities, all water, sewer, electric, natural gas, telephone, drainage facilities and all other utilities required for the use of each Facility are installed to such Facility, are connected with valid permits, comply in all material respects with all Governmental Requirements and are adequate to service such Facility for its current use. To the knowledge of the Owner Entities, all utilities lines servicing each Facility (other than internal lines located within such Facility) are (i) located either within the boundaries of such Facility or within lands dedicated to the public use, or within recorded easements for such purpose and
(ii) are serviced and maintained by the appropriate public or quasi-public entity. To the knowledge of the Owner Entities, and except for the irrevocable Public Improvement Bond described in Section 9.3(b) hereof, all bonds, deposits, and initial charges for such utilities have been paid in full.

            8.14 Streets and Highways. To the knowledge of the Owner Entities, the Owner Entities have not received any written notice of (a) any existing plans and there are no proposed plans to widen, modify or realign any street adjoining any Facility or (b) any pending or threatened governmental proceeding, or any other fact or condition which would limit or result in the termination of any Facilities' access to and from public roads.

            8.15 Permits and Deposits. To the knowledge of the Owner Entities, all permit, deposit or similar charges have been paid in full.

            8.16 Waste Disposal. To the knowledge of the Owner Entities, all drains have been properly connected to the municipal storm or sanitary sewer lines with the approval of each municipality or the state highway department, as applicable.

            8.17 No Nuisance. To the knowledge of the Owner Entities, there is no public or private nuisance condition created by the Owner Entities currently existing on any Facility.

            8.18 Compliance with Governmental Requirements. To the knowledge of the Owner Entities, all buildings, improvements, utilities, and fixtures (including all streets, curbs, sidewalks, sewers and other utilities) forming a part of the Facilities and existing on the date of this Agreement have been installed in compliance in all material respects with all Governmental Requirements (other than those pertaining to parking). To the knowledge of the Owner Entities, all permanent certificates of occupancy (except with respect to Libertyville where a temporary certificate of occupancy has been issued), all licenses, permits, authorizations and approvals required by all Governmental Authorities having jurisdiction over the Facilities which are completed, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and improvements and have been paid for and all of the foregoing are in full force and effect, or if not issued, such failure will not have a material adverse effect on the Facilities which are completed.

Assignment and Assumption Agreement

            8.19 Parking. To the knowledge of the Owner Entities, the parking available on each of the Facilities is in accordance with all current Governmental Requirements, or the Owner Entities shall have obtained all necessary variances or other relief from such Governmental Requirements.

            8.20 Agreements to Acquire or Possess the Facilities. No Person has any option or similar right to acquire any Facility, or any part thereof, from any Owner Entity except for Capital and except as set forth in the Operating Agreement of the respective Owner Entity. Except as reflected within title exception as shown on the Owner Entity title policies, the Owner Entities have not entered into any agreements with any Person granting the right to possess all or any portion of any Facility, other than tenants under residency agreements.

            8.21 Unfulfilled Binding Commitments. The Owner Entities have no knowledge of any unsatisfied commitments made by the Owner Entities to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or any other organization, group or individuals relating to any Facilities which would impose an obligation upon the Owner Entities or their successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Facilities. To the knowledge of the Owner Entities, no Governmental Authority has imposed any unsatisfied requirement that any developer of any Facility pay directly or indirectly any fees or contributions relating to a specific Facility or incur any expenses or obligations in connection with any development of such Facility or any part thereof. The provisions of this Section 8.19 shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against any Facility.

            8.22 Service Contracts, Leases, etc. To the knowledge of the Owner Entities, Capital has been provided copies of all service provider agreements or Capital has signed such service provider agreements as authorized agent of the Owner Entities, excluding the three (3) leases for the vehicles, the agreements with the service providers to challenge the real estate tax assessments for the Facilities and the Ernst and Young engagement letter.

            8.23 Tax Returns. All material federal, state and local tax returns and reports have been timely filed by the Owner Entities. All material federal, state and local taxes of the Owner Entities that have become due prior to the Closing Date have been timely paid in full. To the knowledge of the Owner Entities, no material liens for income taxes exist upon the assets of the Owner Entities. Each Owner Entity has been from the admission of PAMI through the date of this Agreement taxed for federal income tax purposes as a partnership, and not as an association taxed as a corporation.

Assignment and Assumption Agreement

            8.24 Environmental Representations and Warranties. To the knowledge of the Owner Entities, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of at, on, from or under any of the Facilities by the Owner Entities or from or on the Facilities by any other party in violation of Hazardous Materials Laws, and to the knowledge of the Owner Entities, there has occurred no such release, deposit, discharge, placement or disposal in violation of Hazardous Materials Laws. To the knowledge of the Owner Entities, since the date each Owner Entity acquired its respective Facility, no portion of any Facility has been used for the disposal, storage, treatment, processing or other handling of Hazardous Materials and, to the knowledge of the Owner Entities, no Hazardous Materials have been placed or located on any of the Facilities by the Owner Entities or by any other party. To the knowledge of the Owner Entities, prior to the acquisition of the Facilities, no part of any Facility has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials. To the knowledge of the Owner Entities, no Hazardous Materials Contamination or Hazardous Substance Activity has occurred on any Facility since their acquisition by the Owner Entities or prior to their acquisition.

      To the knowledge of the Owner Entities, (i) no property adjoining any of the Facilities has been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials, and (ii) no property adjoining any of the Facilities is affected by Hazardous Materials Contamination.

      No asbestos or asbestos-containing materials have been placed on or in any Facility by the Owner Entities or to the knowledge of the Owner Entities, by any other party and to the knowledge of the Owner Entities, no asbestos or asbestos-containing materials are present on or in any Facility.

      No polychlorinated biphenyls have been placed on any Facility by the Owner Entities and to the knowledge of the Owner Entities, no polychlorinated biphenyls are present on any Facility.

      No underground storage tanks have been placed on or under any Facility by the Owner Entities, and to the knowledge of the Owner Entities, no underground storage tanks are present on or under any Facility.

      The Owner Entities have not received any written notice of any administrative order or notice, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination or Hazardous Substance Activity with respect to any of the Facilities, nor to the knowledge of the Owner Entities, is any such action proposed or threatened with respect to any of the Facilities. The Owner Entities have not received any written notice nor do the Owner Entities have any knowledge of any such action regarding any property adjacent to any of the Facilities. To the knowledge of the Owner Entities, no investigation with respect to the Hazardous Materials or Hazardous Materials Contamination or Hazardous Substance Activity is

Assignment and Assumption Agreement

proposed, threatened or anticipated with respect to any of the Facilities. To the knowledge of the Owner Entities, the Owner Entities have not violated any Governmental Requirement relating to Hazardous Materials with respect to any of the Facilities and, to the knowledge of the Owner Entities, the Owner Entities have not received any written notice that any other party has violated any Governmental Requirements relating to Hazardous Materials with respect to any of the Facilities. To the knowledge of the Owner Entities, no condition occurred on any Facility prior to its acquisition date which is or was in violation of any applicable Governmental Requirements relating to Hazardous Materials. The Owner Entities have not received any communication from or on behalf of any Governmental Authority or any other person or entity indicating that any applicable Governmental Requirements relating to Hazardous Materials have been or may have been violated with respect to any Facility. To the knowledge of the Owner Entities, none of the Facilities is anticipated or threatened to be placed on any federal or state "Superfund" or "Superlien" list. The Owner Entities have not received any written notice of any third party claims regarding damage to property or persons resulting from any Hazardous Materials Contamination or Hazardous Substance Activity affecting any Facility. The Owner Entities have not received any written notice of a threat of release of Hazardous Materials from or into any of the Facilities.

      To the knowledge of each Owner Entity, such Owner Entity has obtained all governmental approvals required by any applicable Hazardous Materials Laws for the operation of the Facility owned by such Owner Entity.

      To the knowledge of each Owner Entity, such Owner Entity has not received any written notice that such Owner Entity (i) has any liability for response or corrective action, natural resource damage, or other liability pursuant to the Hazardous Materials Laws, and (ii) is currently subject to or is currently required to give any notice of any environmental claim or release of Hazardous Materials involving any of the Owner Entities or the Facilities.

      To the knowledge of each Owner Entity, none of the Facilities is subject to any restriction on the ownership, occupancy, use or transferability of the Facilities in connection with any (i) Hazardous Materials Laws or (ii) release, threatened release, treatment, management, storage, handling, recycling or disposal of a Hazardous Material.

      Notwithstanding anything to the contrary in this Section 8.24, each of the representations and warranties contained in this Section 8.24 is qualified and limited by, and expressly made subject to the information contained in the environmental reports (the "Environmental Reports") listed in Schedule 3 attached hereto. The Owner Entities represent and warrant to Capital that, to the knowledge of the Owner Entities, Schedule 3 lists all of the environmental reports received from consultants engaged by the Owner Entities or its Affiliates in connection with its due diligence investigation of the Facilities and copies of all of these reports have been delivered to Capital.

Assignment and Assumption Agreement

            8.25 Survival of Representations. All representations and warranties made in this Article 8 shall terminate one (1) year after the Closing Date, unless a written claim for breach thereof is delivered to the Owner Entities by Capital or the LCOR Entities on or before such one (1) year anniversary. Notwithstanding anything to the contrary, no representation, warranty, covenant or agreement made in this Agreement by any Owner Entity shall (a) survive the Closing with respect to Capital to the extent of any matters actually known to Capital to be untrue or incorrect and of which the Owner Entities are not notified by Capital in writing prior to or at the Closing or (b) survive the Closing with respect to the LCOR Entities to the extent of any matters actually known to the LCOR Entities to be untrue or incorrect and of which the Owner Entities are not notified by the LCOR Entities in writing prior to or at the Closing; provided, however, that Capital and the LCOR Entities acknowledge that each Owner Entity shall be solely liable for its misrepresentation or breach of warranty and that Capital and the LCOR Entities shall proceed solely against such Owner Entity who has made such misrepresentation or breach of warranty and not against the other Owner Entities in any action or suit commenced by Capital and the LCOR Entities.

            8.26 Knowledge of Owner Entities. All references in Articles 6, 7 and 8 to the knowledge of the Owner Entities (however expressed) shall mean the knowledge (without any duty of investigation or inquiry) of David Chan, David Broderick, Mark King of Hatfield Phillips, Eric Eichler, Peter DiLullo, Thomas O'Brien and James Pusateri of LCOR Incorporated and to the knowledge of LCOR Entities (however expressed) shall mean the knowledge (without any duty of investigation or inquiry) of Eric Eichler, Peter DiLullo, Thomas O'Brien and James Pusateri of LCOR Incorporated.

                                   ARTICLE 9

                       RELEASES, INDEMNITIES AND CONSENTS

            9.1 Release by Capital. Capital hereby releases and discharges the LCOR Entities, LCOR Inc., and their respective Affiliates from all known and unknown claims, liabilities and obligations (including, without limitation, any and all claims regarding termination of the Management Agreements), except for:

                  (a) Claims arising out of or incident to the fraud, bad faith or willful misconduct of the LCOR Entities, LCOR Inc., or their respective Affiliates; and

                  (b) Claims for breach of this Agreement.

            9.2 Release of Capital by Owner Entities, PAMI and LCOR Entities. Each of the Owner Entities, PAMI and the LCOR Entities hereby release and discharge Capital from all claims, liabilities, and obligations known to them (including, without limitation, any claim of unauthorized rent discounts at the Naperville Property, and claims relating to Capital's failure to fund Operating Deficit Loans, as such term is defined in the Management Agreements, as grounds for termination of the Management

Assignment and Assumption Agreement

Agreements) arising from the Facilities or the Management Agreements through the Closing Date, except third party claims arising from the alleged personal injury incident on or about August 11, 2001, at the Naperville Property involving Susan Downs, or arising from Capital's negotiation, settlement or attempted settlement of such claims (the "Downs Third Party Claims").

            9.3 Release and Indemnification by Owner Entities and PAMI of the LCOR Entities, LCOR Inc. and OPCO.

            (a) The Owner Entities and PAMI hereby release and discharge the LCOR Entities, LCOR Senior Living, LCOR Inc., OPCO and their Affiliates from any and all past, present and future claims, costs, obligations, responsibilities or liabilities arising prior to or after the Closing Date (except a claim for breach of this Agreement) relating to or arising from the Facilities, the Development Agreements, the Asset Management Agreements, the Guaranties, the Operating Agreements or the Management Agreements, including, but not limited to, (i) any obligation by any LCOR Entity to fund any Member Loans (as such term is defined in the Operating Agreement for each Owner Entity) and (ii) any accounting and tax obligations of the LCOR Entities under the Operating Agreements; except for claims arising out of or incident to the fraud, bad faith or willful misconduct of the LCOR Entities, LCOR Inc., LCOR Senior Living, OPCO or their respective Affiliates, or claims for breach of this Agreement.

            (b) The Owner Entities will indemnify, defend and hold harmless the LCOR Entities, LCOR Inc., OPCO and their Related Parties from the Spivack Claim and from any and all third party claims (including, without limitation, the Downs Third Party Claims and claims with respect to the Guaranties) made or asserted after Closing that arise from or relate to ownership, development or operation of the Facilities, including, without limitation, any obligations under and from any claim relating to that certain Irrevocable Public Improvement Bond Soil Erosion and Sedimentation Control from Lumbermens Mutual Casualty Company in favor of the City of Naperville, Illinois, dated on or about November 24, 1999 and from any claim relating to those certain mechanics liens and suits described in Exhibit B hereof; except for claims arising out of or incident to the fraud, bad faith or willful misconduct of the LCOR Entities, LCOR Inc., LCOR Senior Living, OPCO or their respective Affiliates, or claims for breach of this Agreement.

            9.4 Defense. If any action, suit or proceeding is brought against any party indemnified pursuant to Article 9 hereof, the indemnifying party will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the indemnifying party, subject to approval of such counsel by the indemnified party, such approval not to be unreasonably withheld or delayed. Once the indemnifying party has so assumed defense of the indemnified party, and for so long as it continues to do so, the obligation of the indemnifying party to reimburse the indemnified party's attorneys fees and costs shall be limited to such fees and costs incurred prior to such assumption. No party entitled to any indemnity hereunder shall compromise, settle or release any claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed; provided that (i) with respect to a

Assignment and Assumption Agreement

settlement involving only the payment of money by the indemnifying party in exchange for a complete, unqualified and unconditional release of the indemnified party, the indemnifying party shall have sole control, and (ii) in no event shall the indemnified party be required to consent to a settlement imposing any obligation (financial or otherwise) or penalty, or requiring the signing of any statement or document indicating or admitting responsibility or liability (whether criminal or civil) by the indemnified party. If and to the extent any provisions of this Article 9 are unenforceable for any reason, the indemnifying party agrees to make the maximum contribution to payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            9.5 Termination of Development Agreements and Asset Management Agreements. OPCO and each Owner Entity agree that, upon Closing (including receipt by OPCO of the payments described in Section 2.3(b)(ii)), the Development Agreements and the Asset Management Agreements are terminated, and OPCO waives and releases its right to receive any remaining Developer's Fee, Project Management Recovery, Reimbursable Expenses, or other compensation, under the Development Agreements, and LCOR Senior Living waives and releases its right to receive any fee, compensation or reimbursement under the Asset Management Agreement.

            9.6 Survival. Except as otherwise provided above, the indemnities provided in this ARTICLE 9 shall survive for a period of one (1) year after the Closing Date, unless a written claim for breach thereof is delivered to the indemnifying party by one or more of the indemnified parties on or before such one (1) year anniversary. Nothing herein shall reduce, limit or supercede the indemnity from the Owner Entities set forth in Section 5.13 of the Libertyville Operating Agreement or the equivalent provisions of the other Operating Agreements.

            9.7 Consents. PAMI and each Owner Entity hereby consents to: (i) the withdrawal of each of the respective LCOR Entities from the Owner Entities, (ii) the sale of the Membership Interests from each of the respective LCOR Entities to Capital or a Capital Affiliate, (iii) release of each of the respective LCOR Entities as set forth in this Agreement, (iv) waiver of all obligations of each LCOR Entity to give PAMI any ROFO Notice (as such term is defined in the Operating Agreements), Sales Notice (as such term is defined in the Operating Agreements) or any other notice of such assignment required under the Operating Agreements, (v) waiver of the requirements of Section 7.5(A) (2) of the Operating Agreements, and (vi) the name change required pursuant to the terms of
Section 10.2 hereof.

Assignment and Assumption Agreement

                                   ARTICLE 10

                            POST CLOSING OBLIGATIONS

            10.1 Post Closing Assistance. For a period of ninety (90) days following the Closing, LCOR Senior Living shall provide the Owner Entities with reasonable transition assistance through its key personnel who were involved in the development, operation or financing of the Facilities. Any reasonable third party expenses incurred by LCOR Senior Living in the performance of such services during such ninety-day period shall be paid by the Owner Entities within thirty (30) days after delivery of an invoice therefor.

            10.2 Name Change. Within ten (10) days after the Closing, Capital shall, in its capacity as Regular Managing Member of each of the Owner Entities, file all documents necessary to change the name of each of the Owner Entities so as remove the name "LCOR" from the name of the entity, including amending the Operating Agreement and articles of formation for each of the Owner Entities, and providing each of the LCOR Entities with copies of such documents and evidence of filing with the Secretary of the State of Delaware.

            10.3 Delivery of Funds, Books and Records. Immediately after the Closing Date, each of the LCOR Entities shall deliver to Capital and Hatfield Philips to be held on behalf of the Owner Entities all funds held by or under the control of the LCOR Entities which are funds of the Owner Entities (e.g. operating accounts, security deposits), which funds shall be applied to operating expenses, including operating expenses incurred by the LCOR Entities on behalf of the Owner Entities, reserves for operating expenses and/or repayment of existing member loans of the Owner Entities. Each of the LCOR Entities shall cooperate with Capital in transferring any other assets of the Owner Entities held by or under the control of the LCOR Entities. Within fifteen
(15) days after the Closing Date, each of the LCOR Entities shall deliver to Capital all books and records (other than those maintained by Capital) relating to the operation of the respective Facilities in their possession; provided, however, that with respect to Construction Records (defined below), the following shall apply: (a) the LCOR Entities shall be obligated to deliver only those Construction Records that are maintained at the Facilities; (b) with respect to the Construction Records maintained in locations other than at the Facilities, the LCOR Entities, to the best of their knowledge, will make a list detailing the files comprising the Construction Records and provide a copy of such list to Capital by not later than the Closing; (c) OPCO shall maintain the records described in clause (b) above for a period of two (2) years following Closing and during such two (2) year period, OPCO shall make available to the Owner Entities at reasonable times and places upon written request any Construction Records in its possession; (d) within thirty (30) days after the second (2nd) anniversary following Closing, the LCOR Entities shall deliver the records described in clause (b) above to the Owner Entities and the Owner Entities shall maintain such records through the period ending on the fourth
(4th) anniversary of the date of the Closing; and (e) during such two (2) year period described in clause (d) above, the Owner Entities shall make available to the LCOR Entities at reasonable times and places upon written request any Construction Records in their

Assignment and Assumption Agreement

possession. For purposes of this Agreement, "Construction Records" means records relating to the cost, payments for, contracts for, or identity of contractors and subcontractors for, construction of the Facilities and related infrastructure, amenities and site improvements, including without limitation invoices, checks, vouchers, contracts and correspondence relating to such matters, but excluding approvals of such improvements by Governmental Authorities, any as-built plans for the Facilities and the construction ledger for each Owner Entity. Each of the LCOR Entities shall reasonably cooperate with information requests from Capital regarding the development or operation of the Facilities.

            10.4 Accounting and Tax Compliance. From and after the Closing Date, the LCOR Entities shall have no responsibility to provide liaison with Ernst & Young. The Owner Entities with the assistance of the independent accountants for the Owner Entities shall timely prepare or cause to be prepared all federal, state and local tax returns of the Owner Entities for tax year 2002 and shall timely provide the LCOR Entities with copies of such tax returns. Each Owner Entity agrees that it shall not file any tax returns with any Governmental Authority unless and until it has received approval thereto from each of the respective LCOR Entities, which approval shall not be unreasonably withheld, conditioned or delayed. Each party shall provide prompt notice to each Owner Entity as required by Section 1.3(h) of Exhibit B to each Operating Agreement and agree that taxable income gain and loss of the Owner Entities for the 2002 tax year shall be allocated under the "interim closing of the partnership books" method pursuant to Treasury Regulation Section 1.706-1(c)(2)(ii); provided, however, that such notice is hereby deemed delivered with respect to use of the interim closing of the books method for 2002.

            10.5 Use of the Springs Meadows name; Non-Compete.

                  (a) The Owner Entities may continue to use the name "Spring Meadows" at each of the Facilities, provided, however, that no party other than LCOR Inc., LCOR Senior Living or their Affiliates is authorized to use such name in or for any other projects, businesses, or properties; provided, further, that LCOR Inc., LCOR Senior Living or their Affiliates may not use the name "Spring Meadows" on a project or property within a twenty-five (25) mile radius of each of the Facilities for a period of five (5) years following Closing.

                  (b) Neither LCOR Inc., the LCOR Entities, LCOR Senior Living nor their Affiliates will acquire, own, develop, complete the development of, or manage any senior living facility providing the same level of services as any of the Facilities ("Competing Facility") within a five (5) mile radius of each of the Facilities. The noncompete covenant provided in the preceding sentence shall apply for a period of five (5) years following Closing.

                  (c) The noncompete provisions set forth in subsection (b) of this Section 10.5 shall not apply in the event that LCOR Inc., LCOR Senior Living or their Affiliates enters into a Portfolio Transaction (defined below), in which case LCOR Inc., LCOR Senior Living or their Affiliates may acquire, own, develop or complete the

Assignment and Assumption Agreement

development of or manage, as applicable, any Competing Facility connected with a Portfolio Transaction and located within such radius. For purposes of this subsection, "Portfolio Transaction" shall mean a single transaction or series of related transactions in which LCOR Inc., LCOR Senior Living or their Affiliates acquires the ownership of, leasehold interest in, or management of or development rights in at least five senior living facilities.

            (d) For a period of two years following Closing, neither LCOR Inc., the LCOR Entities, LCOR Senior Living nor their Affiliates will (i) employ, engage or solicit any person who was the Executive Director or the Marketing Director of any of the Facilities or (ii) directly and knowingly solicit any resident in the Facilities to relocate to a facility owned, developed or managed by LCOR Inc., LCOR Senior Living or their Affiliates.

                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by certified first-class mail, return receipt requested, telecopier, nationally-recognized overnight delivery services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 11.1:

            (a)   if to Capital:

                  Capital Senior Living, Inc.
                  14160 Dallas Parkway
                  Suite 300
                  Dallas, Texas 75254
                  Attention: David Brickman, Esq.
                  Telecopier: (972) 980-4602

                  with copy to:

                  Jenkens & Gilchrist
                  1445 Ross Avenue
                  Suite 3200
                  Dallas, Texas 75202
                  Attention: Winston W. Walp II, Esq.
                  Telecopier: (214) 855-4300

Assignment and Assumption Agreement

            (b)   if to any of the LCOR Entities:

                  LCOR Incorporated
                  100 Berwyn Park
                  Suite 110
                  Berwyn, PA 10312
                  Attn: Peter DiLullo
                  Telecopier: (610) 408-4420

                  with a copy to:

                  Salvo, Russell, Fichter & Landau
                  510 Township Line Road, Suite 150
                  Blue Bell, PA 19422
                  Attention:  Seth Landau, Esq.
                  Telecopier No.:  (215) 653-0383

      (c)   if to any of the Owner Entities:

                  Lehman Brothers Global Commercial Real Estate Finance Group 399 Park Avenue
                  New York, NY 10022
                  Attn: David Chan
                  Telecopier: (212)

                  with a copy to:

                  Windels, Marx, Lane & Mittendorf
                  156 West 56th Street
                  New York, NY 10019
                  Attn: Walter Healy, Esq.
                  Telecopier No.:

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

            11.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. No party hereto may assign this Agreement or any of its rights,

Assignment and Assumption Agreement

interests or obligations hereunder without the prior written approval of the other party hereto.

            11.3 Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by the LCOR Entities and Capital.

            11.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            11.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            11.6 Governing Law. This Agreement has been delivered in the State of New York and shall be governed by and construed in accordance with the internal laws of the State of New York.

            11.7 Severability. In the event that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            11.8 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

            11.9 Entire Agreement. This Agreement and the documents referred to herein of even date herewith are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

            11.10 Publicity. Except as may be required by applicable securities laws, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto.

Assignment and Assumption Agreement

            11.11 Expenses. Each party to this Agreement shall pay any and all expenses incurred by such party in connection with the negotiation, execution and delivery of this Agreement. All transfer fees, expenses and costs (if any) imposed by any Governmental Authority shall be paid as follows: (i) 50% of such costs shall be paid by the LCOR Entities and (ii) 50% of such costs shall be paid by Capital.

            11.12 Arbitration. In the event of any dispute, claim or controversy of any kind between the parties, concerning this Agreement, the matter shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith, on the selection of an arbitrator within 30 days, any party may request appointment of an arbitrator chosen by the American Arbitration Association who shall be the selected arbitrator. Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in New York City or such other place as is mutually agreeable. The arbitration decision shall be final and binding on all parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by all parties equally, provided that the arbitrator may choose to award the fees, costs and expenses of arbitration against the losing party if the arbitrator determines that the final position urged by any losing party was not reasonable.

            11.13 Prevailing Party. In any action to enforce or interpret this Agreement or any agreement ancillary hereto, the substantially prevailing party or parties shall be entitled to recover from the other party or parties all costs and expenses incurred in connection with such proceedings, including without limitation reasonable attorney's fees and costs, all as determined by the court.

            11.14 Waiver of Approval of Major Decision Committee. The existing members of the Owner Entities waive any requirement of approval of the Major Decision Committee pursuant to Section 5.2 of the applicable Operating Agreement for approval of this Agreement and the Consent and Ratification.

Assignment and Assumption Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

                                  LCOR Summit Management L.L.C.,
                                  A Delaware limited liability company
                                  By: LCOR Senior Living L.L.C.,
                                  its sole Member and sole Managing Member


                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

Assignment and Assumption Agreement

                                  LCOR Trumbull Management L.L.C.,
                                  a Delaware limited liability company
                                  By: LCOR Senior Living L.L.C.,
                                  its sole Member and sole Managing Member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________


                                  LCOR Naperville Management L.L.C.,
                                  a Delaware limited liability company
                                  By: LCOR Senior Living L.L.C.,
                                  its sole Member and sole Managing Member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________


                                  LCOR Libertyville Management L.L.C.,
                                  a Delaware limited liability company
                                  By: LCOR Senior Living L.L.C.,
                                  its sole Member and sole Managing Member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________


                                  LCOR/JV Trumbull SL, LLC
                                  By: LCOR Trumbull Management L.L.C.,
                                      its managing member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

Assignment and Assumption Agreement

                                  LCOR/JV Naperville SL, LLC
                                  By: LCOR Naperville Management L.L.C.,
                                         its managing member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________


                                  LCOR/JV Summit SL, LLC
                                  By: LCOR Summit Management L.L.C.,
                                        its managing member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________


                                  LCOR/JV Libertyville SL, LLC
                                  By: LCOR Libertyville Management L.L.C.,
                                      its managing member

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

Assignment and Assumption Agreement

                                  PAMI Senior Living Inc.,
                                  a Delaware corporation


                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

Assignment and Assumption Agreement

                                  Capital Senior Living Properties 4, Inc.
                                  a Delaware corporation


                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

Assignment and Assumption Agreement

                        ADDITIONAL LIMITED SIGNATORIES TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

LCOR Senior Living L.L.C. joins in the execution of this Assignment and Assumption Agreement for the limited purpose of agreeing to the provisions of
Section 10.1 and 10.5 hereof. LCOR Operating Company LLC joins in the execution of this Assignment and Assumption Agreement for the limited purpose of agreeing to the provisions of Sections 9.5 and 10.5. LCOR Incorporated joins in the execution of this Assignment and Assumption Agreement for the limited purpose of agreeing to guaranty any recourse for breach of representations and warranties under Section 6.1 through 6.7 hereof; provided that any liability of LCOR Incorporated shall not exceed an amount equal to the Purchase Price.

                                            LCOR Senior Living L.L.C.
                                            By: LCOR Holdings L.L.C.,
                                                   its managing member

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________


                                            LCOR Operating Company LLC
                                            By: LCOR Public/Private L.L.C.
                                                  its managing member

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________


                                            LCOR Incorporated

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________